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                             DORAN PECK, C.P.A., P.C.
                       2121 SOUTH ONEIDA STREEET, SUITE 636
                              DENVER, COLORADO 80224
                      BUS. (303) 758-1796  FAX (303) 758-1825

                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Form 10-K of Pierce International, Inc. of our report dated October 12, 1996, accompanying the financial statements of Pierce International, Inc. contained in such Form 10-K, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in this Form 10-K.

                                   /s/  Doran W. Peck, C.P.A., P.C.
                                   --------------------------------
                                   Doran Peck, C.P.A. P.C.

Denver, Colorado
October 12, 1996